Hawkins, Delafield & Wood
                               One Gateway Center
                          Newark, New Jersey 07102-5311

                                 (973) 642-8584



                                January 15, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:      First Investors Multi-State Insured
                  Tax Free Fund (New Jersey Fund)
                  -----------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund (New Jersey Fund) and the related Prospectus and Statement of Additional Information.

                                               Very truly yours,

                                               /s/ Hawkins, Delafield & Wood

                                               Hawkins, Delafield & Wood